EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-201791 and 333-125099 on Form S-8 of our report dated June 23, 2023, appearing in this Annual Report on Form 11-K of the Patriot Transportation Holding, Inc. 401(k) for the year ended December 31, 2022.

/s/ Hancock Askew & Co., LLP

Jacksonville, Florida

June 23, 2023